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CUSIP No.      40443E100             13G                       Page 7 of 8 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
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                              February 14, 1997
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           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY ASSET MANAGEMENT INC.

   BY:      /s/ Peter A. Nadosy
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            Morgan Stanley Asset Management Inc.
            Peter A. Nadosy/ Vice Chairman



            MORGAN STANLEY GROUP INC.

   BY:      /s/ Edward J. Johnsen
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            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated